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                                                                    NEWS RELEASE
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FOR IMMEDIATE RELEASE


                                NTL INCORPORATED

                 RECORD DATE FOR AND PRICING OF RIGHTS OFFERING

NEW YORK, NEW YORK, NOVEMBER 4, 2003 - NTL Incorporated (Nasdaq: NTLI) today announced the commencement of its previously announced common stock rights offering.

NTL will distribute to holders of its outstanding common stock, at no cost, transferable rights to purchase additional shares of its common stock at $40.00 in cash per share. Stockholders will receive 0.702243 rights for each share of common stock held of record by them as of the close of business on November 7, 2003. Each right will entitle its holder to purchase one share of common stock. In addition, in the event all rights are not exercised, holders of rights may purchase additional shares through the exercise of an over-subscription purchase. The rights have been approved for listing on the Nasdaq National Market under the symbol "NTLIR." The rights offering period will expire on November 17, 2003.

If all of the 35,750,000 shares being offered in the rights offering are issued, the gross proceeds to NTL will be approximately $1,430 million. NTL will use the net proceeds of approximately $1,370 million to repay in full all obligations under its 19% Senior Secured Notes due 2010 and, together with cash on hand, its working capital facility. In addition, the net proceeds will be used as inter-company funding to one of its subsidiaries and the balance for general corporate purposes.

Two of the company's largest stockholders, W.R. Huff Asset Management Co., L.L.C. and Franklin Mutual Advisers, LLC, have agreed to exercise all rights distributed to them in the rights offering. These stockholders, who own in the aggregate approximately 21.3% of NTL's outstanding shares, will purchase 7,626,309 shares as a result of the exercise of their rights.

The rights offering is being underwritten by Deutsche Bank Securities Inc, Goldman, Sachs & Co. and J.P. Morgan Securities Inc as lead underwriters and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Credit Suisse First Boston LLC and UBS Securities LLC as co-managers. The underwriters have committed to purchase up to 28,123,691 of the shares at the same purchase price to be paid by stockholders.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. There shall not be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. Nothing in this press release should be taken as investment advice or otherwise as an invitation to engage in investment activity.

No prospectus related to the rights offering has been, or will be, filed for registration with any authority outside of the United States. The rights and shares of common stock are not being, and except in the limited circumstances set out in the prospectus may not be, offered or sold to any person outside the United States.

The shares of common stock may only be offered by means of a prospectus. Copies of the prospectus related to the rights offering may be obtained by contacting the Information Agent for the rights offering, D.F. King & Co., Inc, at (800) 758-5378.

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SAFE HARBOR STATEMENT

This press release contains "forward-looking statements." These forward-looking statements are based on management's current assumptions and expectations and involve risks, uncertainties and other important factors. Information identifying such important factors is contained under "Forward-Looking Statements" and "Risk Factors" in the prospectus filed with the registration statement relating to the rights offering.

FOR MORE INFORMATION CONTACT:

INVESTOR RELATIONS:
US: Patti Kraft, +1 610 667 5554
UK: Virginia Ramsden, +44 (0) 20 7967 3338


MEDIA:

Alison Kirkwood, Media Relations, +44 (0)1256 752 662/07788 186 154
Justine Parrish, Media Relations, +44 (0)20 7746 4096/(0)7966 421 991